SQUAR MILNER

CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 28, 2004 relating to the November 30, 2003 consolidated financial statements of eRXSYS, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
December 8, 2004

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